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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

DataKey, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTRODUCTION
OUTSTANDING SHARES AND VOTING RIGHTS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
EQUITY COMPENSATION PLAN INFORMATION
DETERMINATION OF NUMBER AND ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE
RATIFICATION OF APPOINTMENT OF AUDITORS
REPORT OF AUDIT COMMITTEE
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER BUSINESS
ANNUAL REPORT TO SHAREHOLDERS
AVAILABILITY OF FORM 10-KSB
APPENDIX A

DATAKEY, INC.

NOTICE OF ANNUAL MEETING
to be held on May 26, 2004

TO THE SHAREHOLDERS OF DATAKEY, INC.:

     The Annual Meeting of the Shareholders of Datakey, Inc., a Minnesota corporation (the “Company”), will be held on Wednesday, May 26, 2004, at 3:30 p.m., Minneapolis time, at the Marriott Hotel City Center, 30 South 7th Street, Minneapolis, Minnesota, for the following purposes:

1.	To set the number of directors at four (4).

2.	To elect one Class III Director.

3.	To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the year ending December 31, 2004.

4.	To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on April 8, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting. A copy of the Annual Report for the year ended December 31, 2003 also accompanies this Notice.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy with the reply envelope provided.

By Order of the Board of Directors,

/s/Thomas R. King
Thomas R. King
Minneapolis, Minnesota	Secretary
Dated: April 20, 2004

PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

DATAKEY, INC.

PROXY STATEMENT
for
Annual Meeting of Shareholders
to be held on May 26, 2004

INTRODUCTION

     Your proxy is solicited by the Board of Directors of Datakey, Inc. (the “Company”) for use at the Annual Meeting of Shareholders to be held on Wednesday, May 26, 2004, at 3:30 p.m., at the Marriott Hotel City Center, 30 South 7th Street, Minneapolis, Minnesota, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting.

     The cost of soliciting proxies, including the cost of preparing, assembling and mailing proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies personally or by telephone.

     Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. The enclosed proxy, when properly signed and returned to the Company, will be voted by the proxy holders at the Annual Meeting as directed therein. Proxies which are signed by shareholders but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company entitled to vote shall constitute a quorum for the transaction of business. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter.

     The mailing address of the offices of the Company is 407 West Travelers Trail, Minneapolis, Minnesota 55337. The Company expects that the Notice of Annual Meeting, Proxy Statement, form of proxy, and Annual Report to Shareholders will first be mailed to shareholders on or about April 20, 2004.

OUTSTANDING SHARES AND VOTING RIGHTS

     Shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof are shareholders of record at the close of business on April 8, 2004 (the “Record Date”). Persons who are not shareholders of record on such date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date, the outstanding voting capital stock of Datakey consisted of 11,767,254 shares of common stock, par value $.05 per share, and 150,000 shares of convertible preferred stock issued and outstanding. The holders of common stock are entitled to one vote for each share held, and the holders of convertible preferred stock are entitled to one vote for each share of common stock that such convertible preferred stock is convertible into, which is 273,723 shares of common stock. The holders of the common stock and convertible preferred stock may vote on each matter to be voted upon at the Annual Meeting. Holders of the capital stock are not entitled to cumulate their votes for the election of directors.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth the number of shares of the Company’s common stock and convertible preferred stock beneficially owned by (i) each director and nominee for election to the Board of Directors of the Company; (ii) each of the named executive officers in the Summary Compensation Table; (iii) all directors and executive officers as a group; and (iv) to the best of the Company’s knowledge, all beneficial owners of more than 5% of the outstanding shares of each class of the Company’s stock as of the Record Date. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

				Convertible
	Common Stock(2)			Preferred Stock
Name (and Address
of 5% Owners) or			Percent
Identity of Group(1)	Shares		of Class	Shares	Percent of Class
Timothy L. Russell	200,022	(3)	1.7%	—	—
Terrence W. Glarner	24,600	(4)	*	—	—
Thomas R. King	30,950	(5)	*	—	—
Eugene W. Courtney	40,000	(6)	*	—	—
Christopher A. Schwartzbauer	18,750	(7)	*	—	—
Carl P. Boecher	408,595	(8)	3.4%	—	—
Alan G. Shuler	192,570	(9)	1.6%	—	—
Colleen M. Kulhanek	108,606	(10)	*	—	—
Perkins Capital Management, Inc.	3,473,536	(11)	26.3%	—	—
Raymond A. Lipkin	2,296,500	(12)	17.1%	—	—
Special Situations	1,045,933	(13)	8.2%	—	—
Norwest Equity Partners V	764,239	(14)	6.3%	150,000	100%
All Directors and Executive Officers as a Group (6 persons)	314,322	(15)	2.6%	—	—

*	Less than 1% of the outstanding shares of common stock.

(1)	The addresses of the more than 5% holders are: Norwest Equity Partners V - 3600 IDS Center, 80 S. 8th Street, Minneapolis, MN 55402; Special Situations – 153 East 53rd Street, 55th Floor, New York, NY 10022; Perkins Capital Management, Inc. - 730 East Lake Street, Wayzata, MN 55391-1769; and Raymond A. Lipkin - 161 Ferndale Avenue S., Wayzata, MN 55391.

(2)	Under the rules of the Securities and Exchange Commission, shares not actually outstanding are nevertheless deemed to be beneficially owned by a person if such person has the right to acquire the shares within 60 days. Pursuant to such SEC rules, shares deemed beneficially owned by virtue of a person’s right to acquire them are also treated as outstanding when calculating the percent of class owned by such person and when determining the percentage owned by a group.

(3)	Includes 195,609 shares which may be purchased by Mr. Russell upon exercise of currently exercisable options.

(4)	Includes 20,000 shares which may be purchased by Mr. Glarner upon exercise of currently exercisable options.

(5)	Includes 20,000 shares which may be purchased by Mr. King upon exercise of currently exercisable options.

(6)	Represents 5,000 shares owned jointly by Mr. Courtney and his spouse and 35,000 shares which may be purchased by Mr. Courtney upon exercise of currently exercisable options.

(7)	Represents shares which may be purchased by Mr. Schwartzbauer upon exercise of currently exercisable options.

(8)	Includes 396,801 shares which may be purchased by Mr. Boecher upon exercise of currently exercisable options.

(9)	Includes 174,070 shares which may be purchased by Mr. Shuler upon exercise of currently exercisable options.

(10)	Includes 92,818 shares which may be purchased by Ms. Kulhanek upon exercise of currently exercisable options.

(11)	Represents shares, including 1,201,000 shares which may be purchased upon currently exercisable warrants, and 248,000 shares which may be acquired upon conversion of convertible promissory notes, held for clients of Perkins Capital Management, Inc. (“Perkins”). Perkins has sole power to dispose or direct the disposition of all of the shares. Perkins has sole power to vote or direct the vote for 393,919 of the shares and has no power to vote or direct the vote of the remaining shares. The Company has relied on information contained in a Schedule 13G Amendment filed with the Securities and Exchange Commission on March 4, 2004.

(12)	Includes (i) 1,256,000 shares which may be purchased by Mr. Lipkin upon exercise of currently exercisable warrants, (ii) 400,000 shares which may be acquired upon conversion of a convertible note, (iii) 20,000 shares held by Mr. Lipkin’s daughter, which shares Mr. Lipkin has dispositive power and shared voting power, and (iv) 90,000 shares held by KOLOA Limited Partnership, of which Mr. Lipkin is the Managing Partner and as such has voting power over the shares. The Company has relied on information contained in a Schedule 13D Amendment filed on October 27, 2003 with the Securities and Exchange Commission.

(13)	Represents (i) 509,500 shares issuable upon exercise of a currently exercisable warrant held by Special Situations Fund III, L.P. (“Fund III”); (ii) 233,800 shares issuable upon exercise of a currently exercisable warrant held by Special Situations Private Equity Fund, L.P. (“Equity Fund”); (iii) 36,658 shares issuable upon exercise of a currently exercisable warrant held by Special Situations Technology Fund, L.P. (“Technology Fund”); (iv) 133,409 shares issuable upon exercise of a currently exercisable warrant held by Special Situations Technology Fund II, L.P. (“Technology Fund II”); and (v) 132,566 shares issuable upon exercise of a currently exercisable warrant held by Special Situations Cayman Fund, L.P. (“Cayman Fund”). MGP Advisers Limited Partnership (“MGP Advisers”) is the general partner and investment adviser to Fund III. MG Advisers, L.L.C. (“MG Advisers”) is the General Partner of and investment adviser to the Equity Fund; SST Advisers, L.L.C. (“SST Advisers”) is the General Partner of and investment adviser to the Technology Fund and Technology Fund II; and AWM Investment Company, Inc. (“AWM Investment”) is the General Partner of and investment adviser to the Cayman Fund, as well as the general partner of MGP Advisers. Austin W. Marxe and David Greenhouse, in their capacities as members and/or principal equity owners of MGP Advisers, MG Advisers, SST Advisers and AWM Investment, share the sole power to vote or direct the vote and the sole power to dispose or to direct the disposition of the shares. The Company has relied on information contained in a Schedule 13G Amendment filed with the Securities and Exchange Commission on February 13, 2004.

(14)	Includes 273,723 shares which may be acquired by Norwest Equity Partners V (“Norwest Equity”), a limited partnership, upon conversion of convertible preferred stock. Norwest Equity has sole voting and investment power over the shares it holds; Itasca Partners V, L.L.P. (“Itasca”) is the general partner of Norwest Equity, and John E. Lindahl, George J. Still Jr. and John P. Whaley are the general partners of Itasca, all of whom may be deemed to beneficially own the shares held by Norwest Equity. The Company has relied on information contained in a Schedule 13D Amendment dated May 15, 2000 and filed by Norwest Equity, Itasca and Messrs. Lindahl, Still and Whaley with the Securities and Exchange Commission and other information provided to the Company.

(15)	Includes 289,359 shares which may be purchased by the current executive officers and directors upon exercise of currently exercisable options.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information concerning our equity compensation plans as of December 31, 2003.

			Number of securities remaining
	Number of securities to be	Weighted average	available for future issuance
	issued upon exercise of	exercise price of	under equity compensation plans
	outstanding options,	outstanding options,	(excluding securities reflected in
	warrants and rights	warrants and rights	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,595,279	$2.81	212,150 (1)

Equity compensation plans not approved by security holders(2)(3)	35,000	$3.63	50,000

TOTAL	1,630,279	$2.81	262,150

(1)	Includes 83,876 shares available for issuance under our 1998 Employee Stock Purchase Plan.

(2)	Our shareholders were not asked to approve the 1994 Consultant Stock Option Plan (the “1994 Plan”), which we adopted in 1994. The 1994 Plan provides for the granting of stock options to distributors, consultants, sales agents and dealers who are not employees of Datakey, which options can be granted with such terms as determined by the Board of Directors. There is only one outstanding option under the 1994 Plan, which option was granted at the fair market value on the date of grant, became exercisable in three annual increments and expires on October 31, 2005. No options have been granted pursuant to the 1994 Plan since November 1995.

(3)	Does not include ten-year nonqualified stock options to acquire a total of 606,750 shares of our Common Stock which were granted on February 10 and 23, 2004 outside of our 1997 Stock Option Plan at the fair market value on the dates of grant. With the exception of one nonqualified option to acquire 100,000 shares of our Common Stock which becomes exercisable in three annual increments, the options become exercisable in two annual increments.

DETERMINATION OF NUMBER AND ELECTION OF DIRECTORS
(Proposals #1 and #2)

     The Bylaws of the Company provide that the number of directors shall be the number set by the shareholders, which shall be not less than three (3) nor more than nine (9). At the 2003 Annual Meeting, the shareholders elected six directors. On August 11, 2003, Gary Holland resigned as a director because of a potential conflict of interest with his other business activities, and on March 1, 2004, Carl Boecher resigned as a director. Therefore, the Board of Directors unanimously recommends that the number of directors be set at four (4). The Bylaws provide for the election of three classes of directors with terms staggered so as to require the election of only one class of directors each year. Only one Class III director will be elected at the Annual Meeting. The Board of Directors nominated Terrance W. Garner for reelection as a Class III director of the Company to serve for a three-year term as a Class III director and until his successor is duly elected and qualified. The Class I and Class II directors will continue serving until 2006 and 2005, respectively.

     In the absence of other instruction, the Proxies will be voted for setting the number of directors at four (4) and for the Class III nominee. If, prior to the Annual Meeting, it should become known that Mr. Glarner will be unable to serve as a director after the Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies may be voted for such substitute nominee as selected by the Board of Directors. The Board of Directors has no reason to believe that Mr. Glarner will be unable to serve.

     Pursuant to the terms of a stock purchase agreement, Norwest Equity Partners V (“Norwest Equity”) has the right to designate an individual for one directorship on the Company’s Board of Directors. As of the date of this proxy statement, Norwest Equity has not advised the Company that it intends to designate an individual as a nominee for election as a director at the 2004 Annual Meeting.

     Under applicable Minnesota law, setting the number of directors at four (4) and the election of the Class III nominee require the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matters, provided that such majority must be greater than 25% of the Company’s outstanding shares.

     Following is current information about the Class III nominee and all other current directors of the Company whose terms will continue.

Names, Principal Occupations for the Past Five Years and
Selected Other Information Concerning the Current Directors

Name	Principal Occupation	Director Since	Age
Thomas R. King	Shareholder of Fredrikson &	1980	63
(Class I)	Byron, P.A., Attorneys at Law

Timothy L. Russell	President and Chief Executive	2003	43
(Class I)	Officer of Datakey

Eugene W. Courtney
(Class II)	Independent Management Consultant	1995	68

Terrence W. Glarner	President of West Concord	1992	60
(Class III)	Ventures, Inc.

     Mr. King has engaged in the private practice of law in Minneapolis, Minnesota since 1965. He is a shareholder of Fredrikson & Byron, P.A., which serves as general counsel to the Company. Mr. King has served as Secretary to the Company since 1980.

     Mr. Russell has served as President and Chief Executive Officer of the Company since March 3, 2003, prior to which, he served as the Company’s Vice President and General Manager, Information Security Solutions since joining the Company in August 1999. From August 1994 to August 1999, Mr. Russell served in various senior management positions, most recently as Vice President, Americas Channel Sales, for Secure Computing Corporation, an information security company. Prior to 1994, Mr. Russell held various management and software engineering positions at Ceridian/Control Data.

     Mr. Courtney has served as an independent management consultant since December 1998. From October 1999 to February 2001, he served as President and Chief Executive Officer of RSI Systems, Inc., a company that designs, manufactures and distributes videoconferencing systems. Mr. Courtney served as Chief Executive Officer of HEI, Inc., a company which designs and manufactures microelectronics, from 1990 until December 1998. Mr. Courtney also served as HEI’s President from 1990 to July 1998 and as its Executive Vice President from 1988 to 1990. Mr. Courtney also serves as a director of Waters Instruments, Inc.

     Mr. Glarner has served as President of West Concord Ventures, Inc., a venture capital firm, since February 1993. Mr. Glarner also serves as a consultant to Norwest Venture Capital Management, Inc., an entity affiliated with Norwest Growth Fund, Inc. From 1976 to January 1993, he was employed by North Star Ventures, Inc., serving as President from February 1988 to January 1993. Prior to 1976, Mr. Glarner was Vice President of Dain Bosworth (n/k/a RBC Dain Rauscher). Mr. Glarner also serves as a director of FSI International, Inc., Aetrium, Inc., CIMA LABS INC., NVE Corporation and Bremer Financial Corporation.

EXECUTIVE OFFICERS

     The name, age and position of each of the Company’s current executive officers are listed below.

Name	Position	Age
Timothy L. Russell	President, Chief Executive Officer and Director	43

David A. Feste	Vice President and Chief Financial Officer	53

Christopher A. Schwartzbauer	Vice President, Sales and Business Development	38

     See “Determination of Number and Election of Directors” (Proposals #1 and #2) above for the biography of Timothy L. Russell.

     David A. Feste joined Datakey in February 2004 as our Vice President and Chief Financial Officer. From February 2000 through March 2003, Mr. Feste was Vice President, Chief Financial Officer and Secretary of CIMA LABS INC., a specialty pharmaceutical company based in Minneapolis. From 1995 to 1999, Mr. Feste was Vice President and Chief Financial Officer for Orphan Medical, Inc., a specialty pharmaceutical company based in Minneapolis. Mr. Feste served as a financial consultant and in various roles, most recently as Corporate Vice President of Financial Services and Audit, with Tonka Corporation.

     Christopher A. Schwartzbauer has served as our Vice President, Sales and Business Development since June 2003. From February 2002 to June 2003, Mr. Schwartzbauer served as Vice President, Sales and Marketing for ObjectFX Corporation, a manufacturer of mapping software. From April 1996 to November 2001, Mr. Schwartzbauer served as Vice President, Sales and Business Development for Secure Computing Corporation, a manufacturer of security software.

CORPORATE GOVERNANCE

Board and Committee Meetings

     The Board of Directors held six (6) meetings during 2003. No director attended less than 75% of the meetings of the Board and any committee of which the director was a member. The Company has two standing committees, an Audit Committee and a Compensation Committee, the members of which are all independent members of the Board.

     Audit Committee. The Audit Committee is currently composed of two non-employee directors, Messrs. Terrence W. Glarner and Eugene W. Courtney. Mr. Glarner has been named as the “audit committee financial expert” as defined by Item 401(e) of Regulation S-B under the Securities Act of 1933. Mr. Glarner is a Chartered Financial Analyst, whose experience includes responsibility for the preparation of financial statements in his position as Chief Executive Officer and tracking financial statements as a securities analyst and a venture capitalist. We acknowledge that the designation of Mr. Glarner as the Audit Committee financial expert does not impose on Mr. Glarner any duties, obligations or liabilities that are greater than the duties, obligations and liability imposed on Mr. Glarner as a member of the Audit Committee and the Board of Directors in the absence of such designation. The Audit Committee recommends to the Board of Directors the selection of independent accountants and reviews the internal accounting controls of the Company. See Audit Committee Report on page 11. The Audit Committee met four (4) times during 2003.

     Code of Ethics and Business Conduct. The Audit Committee adopted a Code of Ethics and Business Conduct or the “Code”, which must be signed by and applies to all of our officers, employees and directors. Each employee, officer and director has an obligation to behave according to ethical standards set forth in our Code, and the letter and spirit of applicable laws, rules and regulations. A copy of the Code will be available on our website at www.datakey.com, or is available free of charge upon request. We intend to post on our website any amendments to, or waivers from, the Code as soon as practical after the date of any such amendment or waiver.

     Compensation Committee. The Compensation Committee is currently composed of two non-employee directors, Messrs. Terrence W. Glarner and Eugene W. Courtney. This committee recommends to the Board of Directors from time to time the salaries to be paid to executive officers of the Company and any plan for additional compensation it deems appropriate and administers the Company’s stock option plans. The Compensation Committee met once during 2003.

Director Nomination Policy

     The Company does not have a nominating committee, but the Board of Directors intends to establish such a committee. The full Board of Directors nominates candidates for membership on the Board of Directors. The Board has not adopted a formal policy with respect to the nomination process; however, shareholders can make director nominee recommendations to the Board for consideration. The Company may require any proposed nominee to furnish such information as it may reasonably require to determine the eligibility of a proposed nominee.

Communications with the Board

     Shareholders may communicate directly with the Board of Directors. All communications should be directed to our Chief Financial Officer at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures. Shareholder communications to the Board should be sent to:

David A. Feste, Chief Financial Officer
Datakey, Inc.
407 West Travelers Trail
Minneapolis, MN 55337

Compensation of Directors

     Directors’ Fees. The Chairman of the Board, Mr. Courtney, currently receives a $2,500 annual retainer, temporarily waiving his right to the $7,500 retainer approved for the Chairman. All other independent Board members receive a $2,500 annual retainer. During 2003, each independent Board member also received $1,000 for attendance at each meeting of the Board of Directors, $750 for attendance at each Audit Committee meeting and $500 for attendance at each Compensation Committee meeting. Mr. Courtney provided consulting services to Datakey from March 2003 through May 2003, for which he was paid $22,500.

     Stock Option Grants to Non-Employee Directors. The Company’s 1997 Stock Option Plan provides for automatic option grants to each director who is not an employee of the Company (a “Non-Employee Director”). Each Non-Employee Director who is elected for the first time as a director is automatically granted a nonqualified option to purchase 15,000 shares of the common stock, which option is exercisable to the extent of 3,000 shares immediately and on each of the first four anniversaries of the date of grant. Each Non-Employee Director who is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted an immediately exercisable nonqualified option to purchase 2,500 shares of the common stock. No director shall receive more than one option to purchase 2,500 shares pursuant to the formula plan in any one fiscal year. All options granted pursuant to these provisions have a per share exercise price equal to 100% of the fair market value of the common stock on the date of grant and expire on the earlier of (i) three months after the optionee ceases to be a director (except by death) and (ii) ten (10) years after the date of grant. Notwithstanding the foregoing, in the event of the death of a Non-Employee Director, any option granted to such Non-Employee Director pursuant to this formula plan may be exercised at any time within six months of the death of such Non-Employee Director or on the date on which the option, by its terms expires, whichever is earlier.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth all cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during each of the Company’s last three fiscal years to each person serving as Chief Executive Officer during fiscal 2003 and to the other persons who served as executive officers during fiscal 2003 whose total annual salary and bonus paid or accrued during fiscal 2003 exceeded $100,000.

		Annual Compensation				Long Term
Name and Principal	Fiscal					Compensation	All Other
Position	Year	Salary ($)	Bonus ($)	Other ($)		Options	Compensation ($)
Timothy L. Russell	2003	159,926	—	1,190	(1)	90,000	294	(2)
President and	2002	152,250	12,188	1,144		37,418	1,980
Chief Executive Officer	2001	145,000	13,120	1,075		42,920	1,896

Christopher A. Schwartzbauer	2003	75,577	24,500	392	(1)	75,000	58	(2)
Vice President, Sales and
Business Development(3)

Carl P. Boecher	2003	298,462	—	2,674	(1)	37500	1,240	(2)
Former President and	2002	210,000	14,896	2,674		84,273	4,911
Chief Executive Officer	2001	200,000	16,399	2,621		91,139	4,049

Alan G. Shuler	2003	139,587	—	2,235	(1)	15,000	1,680	(2)
Former Vice President and	2002	141,750	9,480	2,546		35,563	3,648
Chief Financial Officer	2001	135,000	9,840	1,927		39,702	2,326

Colleen M. Kulhanek	2003	124,077	—	1,374	(1)	15,000	266	(2)
Former Vice President of	2002	122,400	6,771	1,325		33,708	1,925
Corporate Marketing	2001	120,000	6,560	1,244		36,485	1,860

(1)	Represents reimbursement for taxes on supplemental benefits.

(2)	Represents term insurance premium paid by Datakey (Mr. Russell - $206, Mr. Schwartzbauer - $58, Mr. Boecher – $1,119, Mr. Shuler - $1,598 and Ms. Kulhanek - $193) and 401(K) plan matching contribution (Mr. Russell - $88, Mr. Boecher – $121, Mr. Shuler - $82 and Ms. Kulhanek - $73); does not include the supplemental disability insurance premium paid by the Company for each officer listed in an amount ranging from $750 to $3,973.

(3)	Mr. Schwartzbauer began employment with Datakey on June 30, 2003.

Option Grants During Fiscal 2003

     The following table provides information regarding stock options granted during fiscal 2003 to the named executive officers in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

	Number of Shares		Percent of Total Options		Exercise or Base
	Underlying Options		Granted to Employees		Price		Expiration
Name	Granted		in Fiscal Year		Per Share (1)		Date
Timothy L. Russell	15,000 75,000	(2) (3)	3.8 19.1	% %	$ $	1.42 0.76	12/31/12 05/04/13

Christopher A. Schwartzbauer	75,000	(4)	19.1%			$0.70	06/29/13

Carl P. Boecher	37,500	(2)	9.6%			$1.42	12/31/12

Alan G. Shuler	15,000	(2)	3.8%			$1.42	12/31/12

Colleen M. Kulhanek	15,000	(2)	3.8%			$1.42	12/31/12

(1)	Options are granted at the closing sale price for the Company’s common stock on the date of grant.

(2)	The option was granted on January 1, 2003 and is exercisable to the extent of one-third of the shares on each of the first three anniversary dates.

(3)	The option was granted on May 5, 2003 and is exercisable to the extent of one-fourth of the shares on each of the first four anniversary dates.

(4)	The option was granted on June 30, 2003 and is exercisable to the extent of one-fourth of the shares on each of the first four anniversary dates.

Option Exercises During Fiscal 2003 and Fiscal Year-End Option Values

     The following table provides information as to options exercised by the named executive officers in the Summary Compensation Table during fiscal 2003 and the number and value of options at December 31, 2003. The Company has no outstanding stock appreciation rights.

			Number of	Value of Unexercised
			Unexercised Options at	In-the-Money Options at
	Shares		December 31, 2003	December 31, 2003
	Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise	Realized (1)	Unexercisable	Unexercisable(1)
Timothy L. Russell	—	—	161,859 exercisable 106,250 unexercisable	$1,884 exercisable $0 unexercisable

Christopher A. Schwartzbauer	—	—	18,750 exercisable 191,250 unexercisable	$0 exercisable $0 unexercisable

Carl P. Boecher	—	—	319,301 exercisable 163,611 unexercisable	$0 exercisable $0 unexercisable

Alan G. Shuler	—	—	119,070 exercisable 86,667 unexercisable	$0 exercisable $0 unexercisable

Colleen M. Kulhanek	—	—	64,193 exercisable 64,625 unexercisable	$0 exercisable $0 unexercisable

(1)	Value is calculated on the basis of the difference between the option exercise price and the closing sale price for the Company’s common stock at exercise date or year-end, as the case may be, multiplied by the number of shares underlying the option.

Employment Contracts and Termination of Employment Arrangements

     Timothy L. Russell. The Company entered into a one-year employment agreement effective as of May 1, 2003 with Timothy L. Russell, our President and Chief Executive Officer. The agreement automatically renews for successive one-year terms if a termination notice is not given by either party, and currently provides for an annual base salary of $160,000. The agreement provides that Mr. Russell is eligible to participate in the Annual Incentive Plan or any other bonus plan for executive officers. The agreement may be terminated with or without cause by either the Company or Mr. Russell by notice to the other 30 days prior to the end of a term. If Mr. Russell’s employment is not renewed at the end of any one-year term, or if he is terminated “without cause,” or if his employment is terminated within 12 months of a change of control, or if he resigns within 12 months of a change of control because of diminution of either position responsibilities or remuneration, Mr. Russell shall receive a severance payment equal to his annual salary in effect at the time of the change of control, payable in accordance with Datakey’s payroll periods, medical and dental coverage at the Company’s subsidized rates for 12 months and a cash bonus payment equal to four-times the average amount of his quarterly bonus paid to him during the prior four quarters. Mr. Russell has agreed not to compete with the Company for twelve months after termination.

     Christopher A. Schwartzbauer. The Company entered into a one-year employment agreement effective as of June 30, 2003 with Christopher A. Schwartzbauer, our Vice President of Sales and Business Development. The agreement automatically renews for successive one-year terms if a termination notice is not given by either party. The agreement provides for an initial annual base salary of $150,000. The agreement provides for a quarterly performance bonus if Mr. Schwartzbauer achieves certain objectives. The agreement may be terminated with or without cause by either the Company or Mr. Schwartzbauer by notice to the other 30 days prior to the end of a term. If Mr. Schwartzbauer’s employment is not renewed at the end of any one-year term, or if he is terminated “without cause,” Mr. Schwartzbauer shall receive severance payments equal to his monthly base salary for six months, payable in accordance with Datakey’s payroll periods, medical and dental coverage at the Company’s subsidized rates for six months and a cash bonus payment equal to two-times the average amount of his quarterly bonus paid to him during the prior four quarters. If Mr. Schwartzbauer’s employment is terminated within 12 months of a change of control, or if he resigns within 12 months of a change of control because of diminution of either position responsibilities or remuneration, Mr. Schwartzbauer shall receive a severance payment equal to his annual salary in effect at the time of the change of control, payable in accordance with Datakey’s payroll periods, medical and dental coverage at the Company’s subsidized rates for 12 months and a cash bonus payment equal to four-times the average amount of his quarterly bonus paid to him during the prior four quarters. Mr. Schwartzbauer has agreed not to compete with the Company for twelve months after termination.

     Carl P. Boecher. The one-year employment agreement with Carl P. Boecher for services as the Company’s Vice Chairman during 2003 expired on March 1, 2004, at which time Mr. Boecher resigned from the Board. The agreement provided for an annual base salary of $100,000, as well as a monthly fee of $17,500 in lieu of any severance payments which may have been due to him under his former employment agreement with the Company for services as President and Chief Executive Officer. Mr. Boecher was not eligible to participate in the Company’s Executive Incentive Plan. Mr. Boecher has agreed not to compete with the Company for a period of one year after termination of his employment with the Company.

     Alan G. Shuler. During 2003, Alan G. Shuler, our former Vice President and Chief Financial Officer, was employed by us pursuant to an employment agreement dated January 1, 1999, which agreement automatically renewed for one-year terms. On February 23, 2004, Mr. Shuler resigned as an executive officer and entered into an Amended Employment Agreement, which agreement is for a six-month term. Pursuant to the amended agreement, Mr. Shuler will be available approximately 20 hours per week, for which he will be paid $5,906 per month. In addition, Mr. Shuler will be paid $11,812.50 per month during the six-month term of the agreement in lieu of any future severance payments which may have been due to him under the 1999 Agreement. Mr. Shuler has agreed not to compete with Datakey for one year after termination of the Amended Agreement and has agreed to release Datakey from any claims relating to the 1999 Agreement and his employment thereunder.

     Colleen M. Kulhanek. During 2003, Colleen M. Kulhanek, our former Vice President of Corporate Marketing, was employed by us pursuant to an employment agreement dated April 1, 2000, which agreement automatically renewed for one-year terms. On December 10,

2003, we entered in an agreement with Ms. Kulhanek, which provided for the termination of the employment agreement as of January 1, 2004, the date of Ms. Kulhanek’s resignation as an executive officer, and the continued employment of Ms. Kulhanek as an at-will employee, serving as our Director, Business Development. Pursuant to the 2003 agreement, Ms. Kulhanek is entitled to a severance payment upon termination of employment by Datakey without cause. In addition, the agreement provides for standard non-compete and confidentiality provisions.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

     Based on the Company’s review of copies of forms filed with the Securities and Exchange Commission or written representations from certain reporting persons that no Forms 5 were required for those persons, in compliance with Section 16(a) of the Securities Exchange Act of 1934, the Company believes that during fiscal year 2003, all officers, directors, and greater than ten-percent beneficial owners complied with the applicable filing requirements.

RATIFICATION OF APPOINTMENT OF AUDITORS
(Proposal #3)

     The Board of Directors recommends that the shareholders ratify the appointment of McGladrey & Pullen, LLP, as independent auditors for the Company for the year ending December 31, 2004. McGladrey & Pullen, LLP has served as independent auditors for the Company since 1980. McGladrey & Pullen, LLP provided audit services in connection with the audit of the financial statements of the Company for the year ended December 31, 2003, assistance with the Company’s Annual Report submitted to the Securities and Exchange Commission on Form 10-KSB, quarterly reports on Form 10QSB, and Forms S-3 and S-8 filed with the Securities and Exchange Commission, in addition to consultation on matters relating to accounting and financial reporting. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

Independent Auditors’ Fees

     We paid the following fees to McGladrey & Pullen, LLP, and its related entity, RSM McGladrey, Inc., for fiscal years 2002 and 2003:

	2002	2003
Audit Fees	$64,300	$79,915
Audit-Related Fees	—	—
Tax Fees	14,483	10,533
All Other Fees	31,423	—

	$110,206	$90,448

     Audit fees consist of fees for professional services rendered in connection with the audit of the Company’s year-end financial statements, quarterly reviews of financial statements included in the Company’s quarterly reports, services rendered relative to regulatory filings, and attendance at Audit Committee meetings.

     Tax fees include fees for services provided in connection with tax planning and tax compliance. All other fees in 2002 were primarily for human resources consulting services.

     The Company’s Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining McGladrey & Pullen, LLP’s independence and has determined that such services are compatible with maintaining McGladrey & Pullen, LLP’s independence.

Pre-Approval Policy

     The Audit Committee Charter adopted in March 2004 provides that all audit and non-audit services provided by the independent accountants shall be pre-approved by the Audit Committee.

REPORT OF AUDIT COMMITTEE

     The Board of Directors maintains an Audit Committee comprised of two of the Company’s outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committees, Rule 4310(c)(26)(B)(iii), including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(14).

     In accordance with its written charter (a copy is attached as Appendix A hereto) adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61, as amended; and

(3)	reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No.1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission.

Members of the Audit Committee
Terrence W. Glarner
Eugene W. Courtney

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     Under applicable SEC Laws and the Company’s Bylaws, any proposal, including the nomination of a person for election to the Board, must be received by the Secretary of the Company at the Company’s principal executive offices on or before December 21, 2004 to be presented at the Company’s 2005 annual meeting. Any such proposal must provide the information required by such Bylaws and comply with any applicable laws and regulations. All submissions should be made to the Secretary of the Company at the Company’s principal offices at 407 West Travelers Trail, Minneapolis, Minnesota 55337.

OTHER BUSINESS

     Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

ANNUAL REPORT TO SHAREHOLDERS

     A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2003 accompanies this Notice of Annual Meeting and Proxy Statement. No part of such Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.

AVAILABILITY OF FORM 10-KSB

     The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission, including the financial statements. The Company will furnish to any such person any exhibit described in the list accompanying the Form 10-KSB upon the advance payment of reasonable fees related to the Company’s furnishing such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to Shareholder Relations at the Company’s principal address. A complete copy of the Company’s Annual Report on Form 10-KSB is also available on the SEC’s website at www.sec.gov.

By Order of the Board of Directors,

/s/Thomas R. King
Thomas R. King
April 20, 2004	Secretary

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
DATAKEY, INC.
(as March 24, 2004)

I.	PURPOSE

     The primary function of the Audit Committee of Datakey, Inc. (the “Company”) is to provide oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Coordinate, review and appraise the audit efforts of the Company’s independent accountants.

•	Communicate directly with the independent accountants, the financial and senior management, and the Board of Directors regarding the matters related to the Committee’s responsibilities and duties.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter.

II.	MEMBERSHIP

     The Committee shall be comprised of two or more directors elected by the Board, each of whom shall be independent (as such term is defined by applicable laws and regulations or the Company’s corporate governance policies, if any). Committee members shall serve until the next annual organizational meeting of the Board, or until their successors are duly elected and qualified. The Chair of the Committee shall be elected by the Board. In the absence of the election of a Chair by the Board, the members of the Committee shall elect a Chair by majority vote of the Committee membership. In addition, no member of the Audit Committee shall receive any compensation whatsoever from the Company other than compensation paid to such member as a director of the Company and member of one or more committee of the Company’s Board of Directors.

     All Committee members shall have a working familiarity with basic finance and accounting practices and shall be able to read and understand financial statements at the time of their appointment to the Committee. At least one member of the Committee must have had past employment experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

III.	RESPONSIBILITIES AND DUTIES

Documents/Reports Review

•	Review and update this Charter periodically, at least annually, as conditions dictate.

•	Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants or management.

•	Review with financial management and the independent accountants any release of earnings prior to its issuance and any Form 10-QSB or 10-KSB prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

•	Appoint, compensate and oversee the Company’s independent auditors. The Company’s independent auditors shall report directly to the Committee. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

•	Review the performance of the independent accountants and discharge and replace the independent accountants when circumstances warrant.

•	Periodically consult with the independent accountants out of the presence of management regarding the adequacy of internal controls and the fullness and accuracy of the Company’s financial statements.

•	Pre-approve all audit services and non-audit services to be performed by the Company’s independent auditors.

•	Discuss with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented.

•	Obtain and review the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented.

Audit Committee Report

•	Prepare an annual Audit Committee Report to be presented to the Board. The Committee will prepare the Audit Committee Report with the understanding that its representations will in used by the Board and the Company to comply with Item 306 of Regulation S-K and Item 7(d)(3) of Schedule 14A as those regulations affect the Company.

Related-Party Transactions

•	Review and approve all related-party transactions to which the Company may be a party prior to their implementation to assess whether such transactions meet applicable legal requirements.

Financial Reporting Processes

•	In consultation with the independent accountants and management, review the integrity of the Company’s financial reporting processes, both internal and external.

•	Consider and revise, if appropriate, the Company’s auditing and accounting principles and practices.

•	Consider the adequacy of the financial and accounting staff.

Ethical and Legal Compliance

•	Review periodically the Company’s Code of Ethics and Business Conduct applicable to senior financial officers and management’s enforcement of the Code as it relates to the Company’s financial reporting process and internal control system.

•	Ensure that management has the proper review system in place to ensure that Company’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

•	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

•	Establish and maintain procedures for efficiently responding to complaints received by the Company regarding accounting, internal accounting controls and auditing. At a minimum, these procedures shall allow employees to submit concerns regarding questionable accounting and auditing matters on a confidential, anonymous basis.

•	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

IV.	AUTHORITY

     The Audit Committee shall have the authority as and when it shall determine to be necessary or appropriate to the functions of the Audit Committee, to:

i.	At the expense of the Company, to consult with the Company’s outside legal counsel and other advisors or to engage independent consultants and advisors, including legal and financial advisors, to assist it with its functions;

ii.	To request from the Chief Executive Officer, the Chief Financial Officer and such other members of Company management as the Committee shall deem appropriate advice and information, orally or in writing, concerning the Company’s business operations and financial condition relevant to the functions of the Committee.

V.	MEETINGS AND MINUTES

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet periodically with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

     The Audit Committee will maintain written minutes of its meeting. Such minutes will be provided to the Board of Directors, and filed with the minutes of the meetings of the Board of Directors.

VI.	MANAGEMENT COOPERATION

     Management of the Company is requested to cooperate with the Audit Committee, and to render assistance to the Audit Committee as it shall request in carrying out its functions.

Datakey, Inc.
ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 26, 2004
3:30 p.m.

Marriott Hotel City Center
30 S. 7th Street
Minneapolis, MN 55402

Datakey, Inc. 407 West Travelers Trail, Minneapolis, Minnesota 55337	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 26, 2004.

The shares of stock you hold in your account will be voted as you specify on reverse.

If no choice is specified, the proxy will be voted “FOR” Items 1 through 3.

By signing the proxy, you revoke all prior proxies and appoint Timothy L. Russell and David A. Feste, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Datakey, Inc., c/o Shareowner Servicessm, P.O. Box 64873, St. Paul, MN 55164-0873.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 through 3.

1.	Set the number of directors at four (4).	☐ For	☐ Against	☐ Abstain

2.	Elect Class III Director: 01 Terrance W. Glarner	☐ Vote FOR		☐ Vote WITHHELD
		nominee		from nominee
3.	Ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the year ending December 31, 2004.	☐ For	☐ Against	☐ Abstain

4.	In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark box ☐	Dated:____, 2004
Indicate changes below:

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.